UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

ONE CLEAN PLANET, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28629	27-067116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7985 113th Street, Suite 220 Seminole, Florida 33772
(Address of Principal Executive Offices)

(727) 393-7439

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K and other reports filed by registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to, registrant’s management, as well as estimates and assumptions made by registrant’s management. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to registrant or registrant’s management identify forward-looking statements. Such statements reflect the current view of registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this Current Report on Form 8-K entitled “Risk Factors”) relating to registrant’s industry and registrant’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations, or the results of any revision to these forward-looking statements.

Item 1.01 Entry Into A Material Definitive Agreement

On November 26, 2014 by and amongst One Clean Planet, Inc., a company incorporated and registered in the State of Nevada whose registered office is at 112 North Curry Street, Carson City, Nevada 89703-4934, USA (“CLPT”) and Kashin/Txtpay USA, Inc., a company incorporated and registered in the State of California, company number C3704841, whose registered office is at 1740 W Katella Ave Suite Q, Orange County, California 92867, USA (“Kashin”) together with TXTPAY LIMITED, a company incorporated and registered in New Zealand, company number 2273279, whose registered office is at C/-4 Blake Street, Surfdale, Waiheke Island, New Zealand (“Txtpay” together with Kashin, “Kashin/Txtpay”) CLPT and Kashin/Txtpay, collectively referred to as the “Parties”)(the “Agreement”).

The officers, directors and majority shareholders of One Clean Planet, Inc. has approved the Agreement and the transactions contemplated under the Agreement. The directors and Kashin/Txtpay Shareholders have approved the Agreement and the transactions contemplated thereunder and as of the Closing Date as per the terms set forth in the Agreement will own approximately 50% of the Company's common stock.

A copy of the Agreement is included as Exhibit 2.1 to this Current Report and is hereby incorporated by reference. All references to the Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

This transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

CLOSING OF THE AGREEMENT

As described in Item 1.01 above, subject to the terms and conditions set forth in the Agreement, Kashin/Txtpay shall sell, convey, transfer, assign, and deliver to CLPT, and CLPT shall purchase from Kashin/Txtpay, 100% of the business of Kashin/Txtpay and any of its subsidiaries and/or affiliates. Kashin/Txtpay has provided CLPT with information and documentation that describes its business and has forecast the potential annualized revenue from all its activities set forth in the pro forma provided by Kashin/Txtpay and attached hereto as Exhibit A.

In exchange, we issued to the Kashin/Txtpay Shareholders, their designees or assigns, 10,000,000 shares of our common stock or 50% of the shares of the Company’s common stock issued and outstanding after the Closing as per the terms set forth in the Agreement.

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The directors and majority shareholders of the Company have approved the Agreement and the transactions contemplated thereunder. The directors and majority shareholders of Kashin/Txtpay have approved the Agreement and the transactions contemplated thereunder. Immediately following the Closing of the Merger the Company changed its business plan to that of Kashin/Txtpay.

BUSINESS OF KASHIN/TXTPAY

Overview

One Clean Planet, Inc. fka Singular Chef, Inc. ("the Company", “our” or "we") was incorporated in the State of Nevada as a for-profit company on April 09, 2009. . We have not had any significant development of our business nor have we received any revenue. Due to the lack of results in our attempt to implement our original business plan, management determined it was in the best interests of the shareholders to look for other potential business opportunities that might be available to the Company. Immediately following the Closing of the Agreement the Company changed its business plan to that of Kashin/Txtpay.

TXTPay is an Auckland, New Zealand-based mobile payment company with a number of turnkey solutions for specific opportunities in New Zealand, Australia and Asia.

Kashin was originally formed by Txtpay and incubated at The ICEHOUSE business accelerator in NZ during 2010 to create a more user friendly, and scalable mobile payment platform for parking. The need was identified by Albert Auckett, the previous chief executive of Wilson Parking New Zealand & Citipark, after reviewing a number of available technologies and found all the solutions unsuitable.

Albert and his fellow investors started developing a next generation mobile payment solution that would provide the merchant with a powerful payment platform. A key aspect of the design and development was the emphasis on security, particularly to maintain the security of payment details including credit & debit card details. The Txtpay platform does not forward any passwords or credit card details, so no credit card information is stored on the mobile. The platform also supports one-click secure online payment for shopping carts, bill payments and direct Person-to-Person (P2P) payments.

This cloud-based digital platform is being continually developed to deliver a range of payment solutions and is developing new technologies scalable for the global market. A key to the success of Txtpay is the ability to support all forms of mobile interaction - that is SMS, IVR, (Interactive Voice Response), and Native Apps, Online, Mobile Web/HTML 5 and QR codes. The Kashin platform can easily interact with other new mobile interaction point as well.

In 2014, the company rebranded its name to Kashin (trademarked) and established operations in USA and Africa (Uganda & Kenya). During 2014, Kashin has connected its billing platform to VOIP systems and now provides low cost international calls from any mobile to any country (branded Kashin Kredits). Kashin Kredits is now connected to major Telco’s providing mobile money services in Africa (MTN Uganda, Airtel Uganda, MTN Kenya and MPESA Kenya). Kashin is currently in the process of connecting to PayNearMe services, which will provide 20,000 stores for customers to use cash to top-up their Kashin mobile wallets for instant purchases of goods & services globally. Kashin has since engaged with several other service providers on an international level to allow Kashin Remote Top ups of minutes.

In Dec 2014, Kashin merged with One Clean Planet, Inc. a public company in which Kashin Inc. will be the surviving entity.

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Kashin Parking:

A next generation mobile payment solution for parking and enforcement. Currently deployed by New Zealand’s largest Parking Operator, Wilson Parking with over 170 NZ locations comprising over 50% share or the commercial parking market.

This solution allows parking operators and councils to offer customers several options for phone payment regardless of phone type - for example, Mobi Web App, SMS, IVR and QR scan. There is a customized Native App at testing stage before launch in process already. Parking expiry reminders and top-up extensions are available. All transaction receipts are real-time and transaction history is available online. Enforcement transparency and efficiency is a key advantage.

Mobile payments allow parking areas to be covered without costly parking machines and paper ticketing. Bookings for parking, and enforcement are virtual/real time. The mobile solution is an alternative option for payment to reduce lost revenue when parking machines go offline. With Kashin, Wilson Parking now also knows who their clients are, where the park, how they spend and how often. This key data allows Wilson Parking to target new parking sites and which customers to direct them to new sites.

Wilson Parking is a South East Asia’s largest multinational parking company with operations in New Zealand, Australia, Singapore, Hong Kong and South Korea. Kashin will be deploying its parking solution to Wilson Worldwide.

Kashin for Schools:

A School-specific solution enabling remote school payments for lunch orders, field trips and other events, donations and school fees. Integrated to School Administration Systems. In NZ, there is 8 School CRM Systems and Kashin had to customize to allow transparency and real time processing. Kashin now have successfully integrated to 5 of the 8 School CRM systems.

Kashin has created a joint venture with Cognition Education in New Zealand to deliver mobile payment services to 2,200 Primary and Secondary schools, through SMS, the web or mobile phone. It will simplify payments for lunch orders, field trips, events, donations and fees, and create savings for schools.

Cognition Education provides consulting services to the education sector in New Zealand, Australia, the Middle East and Asia. In- Country License’s are also under negotiation in Australia and UK.

Kashin Catalogues:

Kashin has developed a mobile book-ordering portal from Scholastic Books Catalogues – Scholastic Book orders are approximately $15 million per annum in NZ and $70 million per annum, which will eventually convert to the mobile option channel. On the Kashin platform, it performs all commission splits, warehouse ordering, administration notification and reporting is done in real time.

Kashin Loyalty:

Linking mobile payment to existing loyalty programs, including major Fuel discount program AA Smartfuel. The partnership agreement with AA Smartfuel provides customers of both companies with the benefits of fuel discounts linked to mobile payments and cross-merchant redemption opportunities.

The AA Smartfuel has a monthly newsletter for customers, which will provide extensive coverage of Kashin.

The Kashin Vpos (Virtual Point Of Sale) Terminal will be offered to AA Smartfuel merchants as a payment and redemption management solution.

Kashin Charities and Donations:

Kashin had formed a partnership with the Fundraising Institute of NZ which is affiliated with over 2,000 charities which is promoting the VPOS (virtual point of sale) for website & mobile donations.

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Kashin Wallet:

A cloud based digital wallet that contains user funds, stores loyalty rewards and refunds, and supports credit cards, debit cards and cash. More detail information will follows below.

Kashin VPOS terminal:

A mobile-hosted payment solution for Small and Medium Enterprises (SMEs), enabling them to receive payment from customers securely without the need to rent a Credit Card terminal. The provides the cross over for a simple mobile phone that now is a full Point of Sale and confirmation for a consumer to be a merchant operator.

Product Development

Kashin/Txtpay maintains a continuing research and development program to improve existing products and to develop new products.

Key focus will be on in-country integrations and further developing our KYC security platforms to offer innovative technology. There will also be development in API to allow easier integration to the Kashin platform.

Kashin is deploying its digital payment platform to support Global Remittances where the market is more than US$500 Billion annually, mainly into Emerging Markets.

Kashin’s Model is to licence its platform tools to in Country Partners which will manage foreign currency exchange international and within local regulatory compliance.

Kashin have recently signed a license agreement to provide Kashin Kredits and Kashin Wallet billing and remittance platform to Uganda & Kenya. Kashin has connected to the following telcos with Mobile Money services in Africa:

MTN Uganda	(9.5 million subscribers)
Airtel Uganda	(7.5 million subscribers)
MTN Kenya	(1 million subcribers)
MPESA Kenya	(15 million subscribers – in testing)

The Kashin platform will allow instant credit transfers directly to subscriber mobile wallets.

Kashin also has negotiations underway with partners in Latin America, Caribbean, India, USA & UK.

Key Product Attributes

Kashin’s Cloud- Based Digital Payments Platform is uniquely positioned to support the global transformation in the commerce and payments landscape being driven by expansion of Mobile Infrastructure & Cloud Technology. Kashin supports digital wallets with a number of specialized payment solutions that enable payments and remittances to be transacted by anyone, anywhere, anytime, either online or offline, all from their mobile phone.

Kashin Wallet is a secure online platform that allows virtual access to business or personal payments capabilities and data (e.g. credit/debit cards/cash deposits, loyalty, discount, coupons, rewards programs) in one secure platform.

Kashin Platform supports all forms of mobile interaction including, SMS, IVR, (Interactive Voice Response), Mobi App/HTML 5 and QR (Quick Response) Barcodes.

Kashin Wallet has No Setup or Monthly charges and requires no application download to use. Kashin employs a transaction-based model that charges the user 20 cents per transaction and % rate on top for Merchant Credit Card processing. This % rate will vary with matching adjustment from the proposed banks and by country to country.

Kashin has recently developed and deployed Kashin Kredits (KK), which will allow global transfers instantly to mobile wallets – KK, is rolling our services in the US, North America, Latin America, Philippines, Indonesia and Africa corridors where the remittance transfers exceed US$120 Billion per annum.

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Pricing

Kashin Wallet has no setup or monthly charges and requires no application download to use. Kashin employs a transaction-based model that charges the user 20 cents per transaction and 3% for Merchant Credit Card processing.

March 31, 2014

Kashin Top-up has the same usual 20 cents per transaction and through the CTI carrier agreement will get a margin for all the purchases made through Kashin Platform.

Kashin Kredits will be charging $3 plus 3-5% per transactions for all Kashin Kredits for airtime and remittance. There are also margins in the Forex as Kashin platforms has direct link to the Forex exchange platform.

Kashin Payment Gateway is for online e-commerce and the fee is set at 1% on top of the Merchant Credit Card rate.

Market Size

By 2020 half of all payments will be made via mobile (mobile phones and tablets)[i]- the table below shows the rapid growth of mobile payments:

Mobile devices (estimated 7 billion) are outselling PC and mobile subscriptions are rapidly increasing worldwide.

Sales, Marketing, and Distribution

Kashin is raising $2 million investment in order to expand its global licensing and deliver its projected profitability in Year 1. Kashin has successfully validated the market opportunity, has developed the technology and has a delivered a proven business model with thousands of users and several multinational partners.

The market demand for is proven in overseas markets e.g. PayPal and Square who are expanding rapidly however their proposition is purely targeted to their technology only and within their environment. There are No Remote Top-up solutions, only supports Smartphones and No Remittance in emerging markets. Kashin platform has can interact with all the current Telco’s, Mobile Manufacturers, Banks, Corporations and brings them all together one platform and Low Cost to No Cost sometimes.

The cost of entry and set up is also Low Cost, so more resources can be allocated to marketing and educating the consumers and retailers how to benefit from the Kashin Platform.

Kashin has secured the right management team, product capability and global partnerships to expand into all countries worldwide.

Competition

The market has been very active over the past 18 months with several start-up companies claiming a share of the mobile payment market, and raising significant funds in the process. Some examples of international market entrants are listed below.

PayPal (www.paypal.com)

Purchased by eBay for $1.4 billion in 2002 after receiving $197m venture funding over the preceding three years. In 2012 had earnings of $5.6 billion, up 26 per cent on the previous year.

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Square (www.square.com)

A dongle-based payment solution competing in the POS terminal market, predominantly in the United States.

Investment to date $341 million, including Starbucks $25m and Visa unknown amount.

Parkmobile (www.parkmobile.com)

Atlanta-based mobile car parking provider with 400 customers/sites, and 700,000 users.

Latest investment round $6.3m.

Intellectual Property

Trademarks and Trade Secrets

Our current intellectual property consists of trade secret recipes products and trademarks for the ” and “Kashin/Txtpay” marks. The use of the trademarks has been assigned in perpetuity to Kashin/Txtpay, Inc.

We rely on a combination of trademark, copyright and trade secret laws to establish and protect our proprietary rights. We will also use technical measures, confidentiality agreements and non-compete agreements to protect our proprietary rights.

Employees

Albert Auckett, 49, the President and a member of the Board of Directors.

Mr. Auckett co-founded Txtpay in 2010. He joined Wilson Parking in 1990 and was the acting CEO from 1998 to 2002. Mr. Auckett was employed by Wilson Parking operating in several overseas markets including Australia, Hong Kong, and Singapore. In 2005, he established Wilson Parking in Korea. In 1997 he co-founded the private parking operator Citipark and a private parking enforcement company, Parking Control Services in New Zealand, which was later sold to Wilson Parking in 2010.

Lawrence Chan, 42, has been appointed as Chief Operating Officer and a member of the Board of Directors. Mr. Chan has been a part of the growth of Kashin/Txtpay for over 4 years with the company. Mr. Chan has been a business owner for over 20 years with interests in various start-ups. Mr. Chan has successfully started and sold two companies in the mobile messaging industry. Mr.Chan has interest in property investment and travelled extensively for business opportunities on a regular basis. Mr. Chan has extensive expertise and experience in delivering accelerated business growth for startup companies, sales and marketing, and international market entry.

Carl Maybin II, 55, the Chief Executive Officer and a member of the Board of Directors.

Carl Maybin is the Founder, President and Chief Executive Officer at IP Triple Communications a USA-based Federal Communications Commission licensed global Telecommunications Company. Mr. Maybin is an experienced leader and prior to founding IP Triple was the Vice President of Sales and Marketing for Mitsubishi Satellite’s SkyTiger Asia Pacific Group, Vice President of Partnership Development for International recognized start-up Cignal Global Communications who purchased his company Pegasus Integration. Cignal Global was acquired by Liberty Media’s UPC Group in the UK for $200 million in 2001 to become Europe’s first Triple Play provider of Voice, Internet and Television. Prior to Cignal Global, Mr. Maybin founded 3 different companies and led Fujitsu’s Broadband Telecommunications Group in Southern California to $305 million in sales in his first year which was more than the entire rest of the US operations combined.

Richard Dryer, 45, the Chief Information Officer and a member of the Board of Directors. Mr. Dryer is a professional in the digital marketing industry with over 10 years of experience delivering digital capabilities in the digital media, mobile advertising, and telecommunications industries. Mr. Dryer has extensive experience in building and managing client relations by leveraging technological applications.

Brett Waterson, 42, the Chief Technical Officer and a member of the Board of Directors.

Mr. Waterson has a professional development career spanning over 26 years, having worked for companies such as Microsoft, KPMG, Mitsubishi and Clear. He was the founder and creator of KlickEx, a peer-to-peer currency exchange which is ranked by IFAD / World Bank as the number 1 low cost remittance service in all of Asia. Brett has strong analytical, architecture, development, business and telecommunications skill sets.

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Richard Specht, 32, the Corporate Secretary, Treasurer and a member of the Board of Directors. Mr. Specht has over 14 years experience in the public markets as management and as an individual investor.

Facundo I. Bacardi the Senior Advisor to the Company. Mr. Bacardi is a shareholder and member of the family that owns and controls Bacardi limited, a worldwide liquor manufacturer and distributor, and one of the largest family owned companies in the world. Throughout his career at Bacardi, which began in 1970; he has held positions in Nassau, Brazil, Trinidad and Panama, both at the top Management level and Director level. In 1991 he founded Suramericana deIn versiones, S.A., an investment company in Panama where he serves as President and Director. Mr. Bacardi was also Chairman and Presidentof Nations Flooring, Inc. and Board Member of CTA Industries, Inc. and JR Holdings, Corp., and is a Board Member of Global Arena Holding, Inc. and Global Arena Capital Corp.

Growth Plan

Kashin is raising $2 million investment in order to expand its global licensing and deliver its projected profitability in Year 1. Kashin has successfully validated the market opportunity in multiple industry sectors, has developed the technology and has a delivered a proven business model with thousands of users and several multinational partners.

The market demand for is proven in overseas markets e.g. PayPal and Square who are expanding rapidly. Kashin will use these already proven sectors to launch in a larger scale internationally.

The funds will be used for rapid growth expansion with hiring a good team and spending on marketing brand/ strategy of the Kashin USA. Kashin is a ready to go platform and will be hiring/contracting key personals within the industry sectors to align channel partners and use their distribution channels to use the Kashin Platform. Country partners are being sourced now for faster growth cross borders. The aim is channel partners with large databases of mobile numbers, or client’s details and large corporations with a need of alternative payment solutions.

Kashin USA will initially be working with specific corporations that will white label license the Kashin platform. The main purpose of this approach is the process of getting setting up with 50 states in not rapid enough for the Kashin growth plan, hence the white label licensing model allows Kashin to engage with large USA wide corporations. This allows Kashin to grow through the license partners with their existing USA wide distribution.

Kashin will also be allocating funds to key staff/contractors with the industry sectors to sign up new license agreements. Kashin USA has engaged with more merchant solutions providers and bank as partners or suppliers to offer multiple payment gateway solutions to its new in country and international partners.

Kashin Internationally will be focusing on the all the solutions as a whole. The main focus will be on the Remote Top-ups of the mobiles phones minutes, which will increase the database of Kashin consumers, then followed by the Remittance of Money in/out of country from the same mobile phone. Then using Kashin Wallet to transact with another mobile/consumer/merchant will take place, when the funds are already sitting in the wallet.

Kashin Internationally is final stages of license agreements with several countries at the moment and will announce these as they are formalized.

Kashin has secured the right management team, product capability and global partnerships to expand into all countries worldwide.

Accomplishments Since December 2014

February 16, 2015 – Signed CTI Philippines agreement connecting Kashin USA’s mobile platform to the top three carriers in the Philippines, which are SMART, Globe and Sun. Combines with over 40 million mobile phones.

February 19, 2015 – Activated agreements with MTN and Airtel in Uganda connecting Kashin USA’s mobile platform for Money Remittance from the US. First transactions took place with subscribers sending money from the USA to friends and family in Uganda. These agreements provide Kashin with access to MTN’s 10.4 million subscribers in Uganda and Airtel’s 7.5 million. In Kenya Kashin will have access to Airtel’s 4.5 million subscribers.

February 25, 2015 – Signed Global distribution agreement with Transfer To connecting Kashin USA’s mobile platform to over 350+ partner mobile network operators in 100+ countries, reaching over 3.6 billion prepaid users.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One Clean Planet, Inc.

Date: April 28, 2015	By:	/s/ Carl Maybin
Carl Maybin
President and Director
Principal and Executive Officer
Principal Financial Officer
Principal Accounting Officer

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